AMENDMENT NO. 4 TO THE RIGHTS AGREEMENT

         This AMENDMENT NO. 4 TO THE RIGHTS AGREEMENT, effective as of May 12, 2006 ("Amendment No. 4"), between DELTA AND PINE LAND COMPANY, a Delaware corporation (the "Company"), and ILLINOIS STOCK TRANSFER COMPANY (the "Rights Agent"), provides as follows:

         WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of August 13, 1996 (as previously amended, the "Rights Agreement"), specifying the terms of the Rights (as defined therein); and
         WHEREAS, the Company and the Rights Agent now desire to make certain amendments to the Rights Agreement, as more specifically provided herein.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment and Restatement of Section 7(a)(i). Section 7(a)(i) of the Rights Agreement is hereby amended, restated and replaced in its entirety by the following:

         (i) the close of business on August 30, 2016 (the "Final Expiration Date");
2. Amendment and Restatement of Section 1(i). Section 1(i) of the Rights Agreement is hereby amended, restated and replaced in its entirety by the following:

         "Person" means any individual, partnership, firm, corporation, company, association, trust, unincorporated organization, syndicate or group (the existence of a "group" being determined in accordance with Rule 13d-5 under the Exchange Act, as the Rule is in effect on the date of this Agreement including, but not limited to, a Person having any agreement, arrangement or understanding [whether formal or informal and whether or not in writing] with any other Person to act together to acquire, offer to acquire, hold, vote or dispose of any Common Shares of the Company).

3. No Other Amendments. Except as expressly amended hereby, the terms of the Rights Agreement will remain in full force and effect in all respects.

4. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

5. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the date first above written.


DELTA AND PINE LAND COMPANY                 ILLINOIS STOCK TRANSFER COMPANY


By: /s/ W. Thomas Jagodinski           By:  /s/ Robert G. Pearson
    -------------------------------         -----------------------------------
    W. Thomas Jagodinski                    Robert G. Pearson
    President & Chief Executive Officer     President & Chief Executive Officer



[AMENDMENT NO. 4 TO THE RIGHTS AGREEMENT]